As filed with the U.S. Securities and Exchange Commission on November 15, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________________

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

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Edible Garden AG Incorporated
(Exact name of registrant as specified in its charter)

_________________________________

Delaware	85-0558704
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

283 County Road 519

Belvidere, NJ 07823

(Address of Principal Executive Offices) (Zip Code)

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Edible Garden AG Incorporated 2022 Equity Incentive Plan

(Full title of the plan)

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James E. Kras

Chief Executive Officer

Edible Garden AG Incorporated

283 County Road 519

Belvidere, NJ 07823

(908) 750-3953

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

With copies to:

Alexander R. McClean, Esq.

Margaret K. Rhoda, Esq.

Harter Secrest & Emery LLP

1600 Bausch & Lomb Place

Rochester, New York 14604

(585) 232-6500

_________________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (the “Registration Statement”) is being filed by Edible Garden AG Incorporated (the “Company”) to register an additional 650,000 shares (the “Additional Shares”) of the Company’s common stock, $0.0001 par value per share (“Common Stock”), issuable under the Edible Garden AG Incorporated 2022 Equity Incentive Plan, as amended (the “Plan”). The Additional Shares are in addition to the shares of Common Stock previously registered for issuance under the Plan pursuant to the Company’s Registration Statements on Form S-8 previously filed with the Securities and Exchange Commission (the “SEC”) on (i) September 15, 2022 (File No. 333-267441) and (ii) July 11, 2023 (File No. 333-273208) (collectively, the “Prior Registration Statements”).

This Registration Statement relates to securities of the same class as that to which the Prior Registration Statements relate and is submitted in accordance with General Instruction E to Form S-8 regarding registration of additional securities. Pursuant to such instruction, the contents of the Prior Registration Statements are incorporated by reference and made part of this Registration Statement, except to the extent modified, superseded, or amended by the information set forth herein.

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

The following documents filed by the Company with the SEC are incorporated by reference (except for portions thereof furnished or otherwise not filed with the SEC pursuant to Items 2.02 or 7.01 of Form 8-K and corresponding information furnished under Item 9.01 of Form 8-K, which are deemed not to be incorporated by reference into this Registration Statement):

•	The Company’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on April 1, 2024;

•

The Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024 and September 30, 2024, filed with the SEC on May 15, 2024, August 14, 2024 and November 13, 2024, respectively;

•

The Company’s Current Reports on Form 8-K filed with the SEC on January 26, 2024, February 7, 2024, February 12, 2024, March 20, 2024, April 2, 2024, April 17, 2024 (Film No. 24849383), May 8, 2024, May 29, 2024, June 21, 2024, August 23, 2024, September 27, 2024, October 4, 2024, October 10, 2024, and October 25, 2024; and

•

The Company’s description of our common stock contained in the registration statement on Form 8-A, filed with the SEC on April 29, 2022, and any amendment or report filed for the purpose of updating such description (including Exhibit 4.12 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2023).

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) subsequent to the effective date of this Registration Statement (except for the portions thereof furnished or otherwise not filed with the SEC which are deemed not to be incorporated by reference into this Registration Statement), but prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or de-registering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement.

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Item 8.   Exhibits.

Exhibit		Incorporated by Reference (Unless Otherwise Indicated)
Number	Exhibit Title	Form	File	Exhibit	Filing Date

4.1	Certificate of Incorporation.	Form S-1	333-260655	3.1	November 1, 2021

4.2	Certificate of Amendment to the Certificate of Incorporation, filed September 8, 2021.	Form S-1	333-260655	3.2	November 1, 2021

4.3	Certificate of Amendment to the Certificate of Incorporation, filed May 3, 2022.	Form 10-Q	001-41371	3.1	June 21, 2022

4.4	Certificate of Amendment to the Certificate of Incorporation, filed January 24, 2023.	Form 8-K	001-41371	3.1	January 25, 2023

4.5	Certificate of Amendment to the Certificate of Incorporation, filed June 8, 2023.	Form 8-K	001-41371	3.1	June 9, 2023

4.6	Certificate of Amendment to the Certificate of Incorporation, filed November 7, 2023.	Form 8-K	001-41371	3.1	November 9, 2023

4.7	Certificate of Amendment to the Certificate of Incorporation, filed April 1, 2024.	Form 8-K	001-41371	3.1	April 2, 2024

4.8	Amended and Restated Bylaws of Edible Garden AG Incorporated.	Form S-1/A	333-260655	3.4	December 21, 2021

4.9	Amendment No. 1 to the Amended and Restated Bylaws of Edible Garden AG Incorporated.	Form 8-K	001-41371	3.1	January 26, 2024

4.10+	Edible Garden AG Incorporated 2022 Equity Incentive Plan.	Form S-1/A	333-260655	10.22	January 19, 2022

4.11+	First Amendment to the Edible Garden AG Incorporated 2022 Equity Incentive Plan.	Form 8-K	001-41371	10.1	June 9, 2023

4.12+	Second Amendment to the Edible Garden AG Incorporated 2022 Equity Incentive Plan.	Form 8-K	001-41371	10.1	August 23, 2024

5.1	Opinion of Harter Secrest & Emery LLP.	—	—	—	Filed herewith

23.1	Consent of Marcum LLP, independent registered public accounting firm.	—	—	—	Filed herewith

23.2	Consent of Harter Secrest & Emery LLP (included in Exhibit 5.1).	—	—	—	Filed herewith

24.1	Power of Attorney (included on the signature page hereto).	—	—	—	Filed herewith

107	Filing Fee Table.	—	—	—	Filed herewith

+	Management contract or compensatory arrangement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Belvidere, State of New Jersey, on November 15, 2024.

EDIBLE GARDEN AG INCORPORATED

By:	/s/ James E. Kras
Name:	James E. Kras
Title:	Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of James E. Kras and Kostas Dafoulas, and each of them acting individually, as his true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, to act for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments and registration statements filed pursuant to Rule 462 under the Securities Act, and any other documents in connection therewith), and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents the full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. Each of the undersigned has executed this power of attorney as of the date indicated.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ James E. Kras	Chief Executive Officer, President, Treasurer, Secretary and Director	November 15, 2024
James E. Kras	(principal executive officer)

/s/ Kostas Dafoulas	Interim Chief Financial Officer	November 15, 2024
Kostas Dafoulas	(principal financial and accounting officer)

/s/ Pamela DonAroma	Director	November 15, 2024
Pamela DonAroma

/s/ Mathew McConnell	Director	November 15, 2024
Mathew McConnell

/s/ Ryan Rogers	Director	November 15, 2024
Ryan Rogers

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